UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by the Registrant

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Filed by a Party other than the Registrant

Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Under §240.14a-12

Accendra Health, Inc.

(Name of Registrant as Specified in its Charter)
Not applicable.

(Name of Person(s) Filing Proxy Statement, If other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED OCTOBER 19, 2026
4435 Waterfront Drive
Suite 300
Glen Allen, Virginia 23060
[     ], 2026
Dear Accendra Health Shareholders:
You are cordially invited to attend a Special Meeting of Shareholders (the “Special Meeting”) of Accendra Health, Inc., a Virginia corporation (“Accendra Health,” the “Company,” “we,” “us” or “our”), which will be held in a virtual meeting format only, via the Internet on [     ], 2026 at [     ] Eastern Time at https://meetnow.global/MASMWVG, to consider and vote upon the following proposals:
1.
An amendment to the Company’s Amended and Restated Articles of Incorporation to effect, at the discretion of the Board of Directors (the “Board”), (a) a reverse stock split of the Company’s common stock, $2.00 par value per share (the “Common Stock”), at a ratio in the range of 1-for-20 to 1-for-30, with such ratio to be determined at the discretion of the Board; and (b) a reduction in the number of authorized shares of our Common Stock by a corresponding ratio (the “Reverse Split Proposal”).

2.
The adjournment of the Special Meeting, if necessary or appropriate, to permit further solicitation of additional proxies if there are insufficient votes to approve the Reverse Split Proposal (the “Adjournment Proposal”).

The Board unanimously recommends that shareholders vote “FOR” the Reverse Split Proposal and “FOR” the Adjournment Proposal.
The Board has fixed the close of business on October 27, 2026 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting or any postponement or adjournment thereof. Accordingly, only shareholders of record at the close of business on the Record Date are entitled to notice of, and shall be entitled to vote at, the Special Meeting or any postponement or adjournment thereof.
Please review in detail the attached notice and proxy statement, which are first being mailed to our shareholders on or about [     ], 2026. Your vote is very important to us regardless of the number of shares you own. Whether or not you plan to attend the Special Meeting virtually, we urge you to vote as soon as possible by authorizing a proxy as described in the enclosed materials to ensure that your shares are represented at the Special Meeting. You may vote via the Internet, by telephone or by mail by following the instructions on the proxy card or voting instruction form sent to you. We encourage you to vote via the Internet. If you attend the Special Meeting and wish to change your proxy vote, you may do so by voting virtually at the Special Meeting.
Warm regards,
Mark A. Beck
Chair of the Board of Directors
Accendra Health, Inc.
WHETHER OR NOT YOU PRESENTLY PLAN TO ATTEND THE MEETING,
THE BOARD OF DIRECTORS URGES YOU TO VOTE.

Notice of Special Meeting of Shareholders
Date and Time	Virtual Meeting Site	Record Date
[ ], 2026 at [ ] Eastern Time	Shareholders may attend virtually at https://meetnow.global/MASMWVG	Shareholders of record at the close of business on October 27, 2026 are entitled to vote at the Special Meeting.
Items of Business	Board Recommendation	Page
Proposal 1 To approve an amendment to the Company’s Amended and Restated Articles of Incorporation to effect, at the discretion of the Board, (a) a reverse stock split of the Common Stock at a ratio in the range of 1-for-20 to 1-for-30, with the final ratio to be determined at the discretion of the Board; and (b) a reduction in the number of authorized shares of our Common Stock by a corresponding ratio.	FOR	9
Proposal 2 To approve the adjournment of the Special Meeting of Shareholders, if necessary or appropriate, to permit further solicitation of additional proxies if there are insufficient votes to approve the Reverse Split Proposal.	FOR	18
Attending the Meeting:   You will be able to attend the virtual Special Meeting online, listen to the meeting live, submit questions, and vote your shares electronically during the meeting. To be admitted to the Special Meeting at https://meetnow.global/MASMWVG, you must enter the control number found on your voting instruction form or proxy card. We encourage you to access the meeting in advance of the designated start time.
This notice, the proxy statement, and the proxy card are being made available or mailed to shareholders on or about [     ], 2026.
By Order of the Board of Directors of Accendra Health, Inc.,
Heath H. Galloway
Executive Vice President, General Counsel & Corporate Secretary
[     ], 2026

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be Held on [     ], 2026: Pursuant to the rules of the Securities and Exchange Commission, with respect to the Special Meeting, we have elected to utilize the “full set delivery” option of providing paper copies of all of our proxy materials by mail. The Notice of Special Meeting of Shareholders and Proxy Statement are also available free of charge at
www.envisionreports.com/ACH.

4435 Waterfront Drive
Suite 300
Glen Allen, Virginia 23060

PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS ON [      ], 2026

This proxy statement and the accompanying Notice of Special Meeting of Shareholders and proxy card are being furnished to the shareholders of Accendra Health, Inc., a Virginia corporation (“Accendra Health,” the “Company,” “we,” “us” or “our”), in connection with the solicitation by the Board of Directors of the Company (the “Board”) of proxies for use at the Special Meeting of Shareholders (the “Special Meeting”) to be held in a virtual meeting format only, via the Internet on [     ], 2026 at [     ] Eastern Time at https://meetnow.global/MASMWVG, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders.
We have opted to provide our materials pursuant to the “full set delivery option” in connection with the Special Meeting. Under the full set delivery option, a company delivers paper copies of all proxy materials to each shareholder. The approximate date on which the proxy materials will first be mailed to our shareholders is on or about [     ], 2026. In addition to delivering proxy materials to shareholders, we must also post all proxy materials on a publicly accessible website and provide information to shareholders about how to access that website. Accordingly, you should have received our proxy materials by mail. These proxy materials are also available free of charge at www.envisionreports.com/ACH.
As indicated in the Notice of Special Meeting of Shareholders, the Special Meeting has been called to approve (i) an amendment to the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) to effect, at the discretion of the Board, (a) a reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, $2.00 par value per share (the “Common Stock”), at a ratio in the range of 1-for-20 to 1-for-30, with such ratio (the “Final Ratio”) to be determined at the discretion of the Board; and (b) a reduction in the number of authorized shares of our Common Stock by a corresponding ratio (the “Reverse Split Proposal”); and (ii) the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Reverse Split Proposal (the “Adjournment Proposal”). Please see the “Questions and Answers About These Proxy Materials and Voting” below for more details.
The address of the principal executive offices of the Company is 4435 Waterfront Drive, Suite 300, Glen Allen, Virginia 23060.

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QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these proxy materials?
You are receiving these proxy materials, including this proxy statement, the notice of Special Meeting of shareholders and the proxy card or voting instruction form, in connection with the solicitation of proxies by the Board for use at the Special Meeting to be held virtually on [           ], 2026 at [         ] Eastern Time, and all adjournments or postponements thereof. You may attend the Special Meeting, vote and submit a question during the meeting by visiting https://meetnow.global/MASMWVG.
Why is the Company proposing the Reverse Split Proposal?
For our Common Stock to continue trading on the New York Stock Exchange (“NYSE”), the Company must comply with various listing standards, including that the Company maintain a minimum average closing share price of $1.00 per share of Common Stock over a consecutive 30 trading-day period. The primary objective for effecting the Reverse Stock Split, should the Board determine to implement the Reverse Stock Split, would be to increase the per share trading price of our Common Stock in order to regain compliance with the NYSE’s continued listing minimum price criterion.
How are proxy materials being made available to shareholders?
We have opted to provide our materials pursuant to the “full set delivery option” in connection with the Special Meeting. Under the full set delivery option, a company delivers paper copies of all proxy materials to each shareholder. The approximate date on which the proxy materials will first be mailed to our shareholders is on or about [           ], 2026. In addition to delivering proxy materials to shareholders, we must also post all proxy materials on a publicly accessible website and provide information to shareholders about how to access that website. Accordingly, you should have received our proxy materials by mail. These proxy materials are also available free of charge at www.envisionreports.com/ACH.
What may I vote on?
You may vote on the following proposals:
Proposal 1	Description
The Reverse Split Proposal	To approve an amendment to the Company’s Articles of Incorporation to effect, at the discretion of the Board, (a) the Reverse Stock Split of the Common Stock at a ratio in the range of 1-for-20 to 1-for-30, with the Final Ratio to be determined at the discretion of the Board; and (b) a reduction in the number of authorized shares of our Common Stock by a corresponding ratio.
Proposal 2	Description
The Adjournment Proposal	To approve the adjournment of the Special Meeting, if necessary or appropriate, to permit further solicitation of additional proxies if there are insufficient votes to approve the Reverse Split Proposal.
THE BOARD RECOMMENDS THAT YOU VOTE:
•
“FOR” the Reverse Split Proposal; and

•
“FOR” the Adjournment Proposal.

Who may vote at the Special Meeting?
Shareholders of record of our Common Stock at the close of business on October 27, 2026, the Record Date, are entitled to receive notice of, and to vote their shares at, the Special Meeting. As of the Record Date, there were [         ] shares of Common Stock outstanding and entitled to receive notice of, and vote at, the Special Meeting. Each share of Common Stock is entitled to one vote on each matter properly brought before the Special Meeting.

Where will the Special Meeting be held?
The Special Meeting will be held in a virtual meeting format only, via the Internet on [           ], 2026 at [         ] Eastern Time at https://meetnow.global/MASMWVG. There will not be a physical location for the Special Meeting. Shareholders will be able to listen, vote and submit questions online. Please retain the control number included on your proxy card or in the voting instructions that accompanied your proxy materials as you will need this number to attend the meeting virtually.
Who is entitled to attend the Special Meeting?
All shareholders of record as of the close of business on the Record Date, or their duly appointed proxy holders, may attend the Special Meeting online at https://meetnow.global/MASMWVG. If you are not a shareholder of record but hold shares through a bank or broker in street name, you must register in advance to attend the Special Meeting online. The registration process is described below.
How do I attend the Special Meeting and submit questions or make comments?
If you are a registered holder of Common Stock, you do not need to register in advance to attend the Special Meeting. To be admitted to the Special Meeting at https://meetnow.global/MASMWVG, you must enter the control number found on your proxy card.
If you are a registered shareholder, you do not need to register to attend the Special Meeting virtually on the Internet. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance in order to attend the Special Meeting. To register, you must submit proof of your proxy power (a legal proxy) reflecting your Accendra Health holdings, together with your name and email address, to Computershare, Inc. (“Computershare”). You must contact the bank or broker that holds your shares to obtain your legal proxy. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, three business days prior to the meeting date. You will receive a confirmation of your registration by email after we receive your legal proxy. Requests for registration should be directed to us by emailing an image of your legal proxy to legalproxy@computershare.com or by mail to Computershare, Accendra Health, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001. Shareholders may vote electronically and submit questions online while attending the Special Meeting.
If you wish to submit a question or make a comment during the Special Meeting, you may log into the virtual meeting at https://meetnow.global/MASMWVG and submit a question through the meeting platform. Questions that are substantially similar may be grouped and answered to avoid repetition.
Questions or comments pertinent to meeting matters will be addressed during the Special Meeting, subject to time constraints. Questions or comments that relate to proposals that are not properly before the Special Meeting, relate to matters that are not proper subjects for action by shareholders, are irrelevant to the Company’s business, relate to material non-public information of the Company, relate to personal concerns or grievances, are derogatory to individuals or that are otherwise in bad taste, are in substance repetitious of a question or comment made by another shareholder or are not otherwise suitable for the conduct of the Special Meeting as determined in the sole discretion of the Company will not be answered.
How do I vote?
You can vote via the Internet, by telephone or by mail.
By Internet.   You may vote via the Internet at https://meetnow.global/MASMWVG. We encourage you to vote via the Internet. If your shares are held by your bank or broker in street name, please refer to the instruction form that you receive from your bank or broker or contact your bank or broker to determine whether you will be able to vote via the Internet.
By Telephone.   You may vote by telephone by calling the toll-free number on the proxy card and following the instructions. Shareholders will need to have the control number that appears on their proxy card or notice available when voting. If your shares are held by your bank or broker in street name, please refer to the instruction form that you receive from your bank or broker or contact your bank or broker to determine whether you will be able to vote by telephone.

By Mail.   Shareholders may submit proxies by completing, signing, and dating the enclosed proxy card and returning it in the postage-paid envelope provided.
Can I change or revoke my vote after I submit my proxy?
Yes. If you are the shareholder of record, you may revoke a proxy prior to the meeting by (1) submitting a subsequently dated proxy by any of the methods described above, (2) giving notice in writing to the Corporate Secretary of the Company, or (3) voting at the virtual meeting; attendance at the meeting will not itself revoke a proxy.
Beneficial owners should contact their broker or nominee for instructions on changing their vote.
How many votes must be present to hold the Special Meeting?
A “quorum” is necessary to hold the Special Meeting. A majority of the outstanding shares of Common Stock entitled to vote, present or represented by proxy, constitutes a quorum. As of the Record Date, [         ] shares of Common Stock will constitute a quorum for purposes of the Special Meeting. Abstentions and shares held by brokers or banks in street name that are voted on any matter are included in the quorum. The Company expects that the Reverse Split Proposal and the Adjournment Proposal will each be treated as a routine matter, which means that your broker or other nominee will have discretionary authority to vote your shares held in street name on these matters. Accordingly, in the absence of your voting instructions, your broker or nominee may vote your shares on the proposals and such shares that are voted would be included in the quorum.
How many votes are needed to approve the Proposals?
Proposal	Description	Votes Required	Effect of Abstentions	Effect of Broker Non-Votes
The Reverse Split Proposal	To approve an amendment to the Company’s Articles of Incorporation to effect, at the discretion of the Board, (a) the Reverse Stock Split of the Common Stock at a ratio in the range of 1-for-20 to 1-for-30, with the Final Ratio to be determined at the discretion of the Board; and (b) a reduction in the number of authorized shares of our Common Stock by a corresponding ratio.	“FOR” vote of a majority of the outstanding shares of Common Stock	“AGAINST” vote	No effect(1)
The Adjournment Proposal	To approve the adjournment of the Special Meeting, if necessary or appropriate, to permit further solicitation of additional proxies if there are insufficient votes to approve the Reverse Split Proposal.	Votes cast “FOR” the proposal must exceed the number of votes cast “AGAINST” the proposal	No effect	No effect(1)

(1)
As described below under “What is a broker ‘non-vote’?”, the Company expects that the Reverse Split Proposal and the Adjournment Proposal will each be treated as a routine matter, which means that your broker or other nominee will have discretionary authority to vote your shares held in street name on these matters. Accordingly, in the absence of your voting instructions, your broker or nominee may vote your shares on the proposals. As such, we do not expect any broker non-votes on these proposals.

What is an abstention?
An abstention is a properly signed proxy card that is marked “Abstain.”
What is a broker “non-vote”?
A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. A bank, broker or other nominee holding shares of Common Stock in “street name” for a beneficial owner has discretion, but is not required, to vote the client’s shares with respect to “routine” matters if the client does not provide voting instructions. The broker or other nominee is not permitted to vote the client’s shares with respect to “non-routine” matters without voting instructions.
The Company expects that the Reverse Split Proposal and the Adjournment Proposal will each be treated as a routine matter, which means that your broker or other nominee will have discretionary authority to vote your shares held in street name on these matters. Accordingly, in the absence of your voting instructions, your broker or nominee may vote your shares on the proposals. As such, we do not expect any broker non-votes.
What if I receive more than one proxy card and/or voting instruction form?
This means that you have multiple accounts holding shares of the Company. These may include shares held by the administrator of our employee stock purchase plan and accounts with a broker, bank or other holder of record. In order to vote all of the shares held by you in multiple accounts, you will need to vote the shares held in each account separately. Please follow the voting instructions provided on each proxy card to ensure that all of your shares are voted.
Will my shares be voted if I do not vote?
If your shares are registered directly in your name with the Company’s transfer agent, Computershare, they will not be counted if you do not vote.
If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares, the Company expects that the Reverse Split Proposal and the Adjournment Proposal will each be treated as routine matters, which means that your broker or other nominee will have discretionary authority to vote your shares held in street name on these matters. Accordingly, in the absence of your voting instructions, your broker or nominee may vote your shares on the proposals. Please refer to “What is a broker ‘non-vote’?” above for more information.
What if I do not specify how my shares are to be voted on the proxy card?
If no specific selection is made or instructions given, it is intended that all proxies that are signed and returned or submitted via telephone or the Internet will be voted “FOR” each proposal.
Where can I find the voting results of the Special Meeting?
The preliminary voting results will be announced at the Special Meeting, and we will publish final results in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days of the Special Meeting.

Will any other matters be acted on at the Special Meeting?
The Board is not aware of any matters to be presented for action at the Special Meeting other than as set forth in this proxy statement. Under the Company’s Bylaws, no business may be transacted and no corporate action may be taken at the Special Meeting other than that stated in the Notice of Special Meeting of Shareholders.
Who pays for this proxy solicitation?
Accendra Health will pay all costs of this proxy solicitation. The Company has retained Georgeson, LLC to aid in the distribution and solicitation of proxies for approximately $20,000 plus expenses. The Company will reimburse brokers and other custodians, nominees, and fiduciaries for their expenses in forwarding proxy and solicitation materials.
Householding of proxy materials
We have adopted a procedure approved by the SEC called “householding.” Under the householding procedure, certain shareholders, whether they own registered shares or shares in street name, who have the same address and who receive either notices or paper copies of the proxy materials in the mail will receive only one copy of our proxy materials, or a single notice, for all shareholders at that address, unless one or more of the shareholders at that address has previously notified us that they want to receive separate copies.
Regardless of how you own your shares, if you received a single set of proxy materials as a result of householding, and one or more shareholders at your address would like to have separate copies of these materials with respect to the Special Meeting or in the future, or if you would like to request that only a single set of proxy materials be sent to the household, please contact Computershare at 1-866-252-0358 and follow the instructions.
If you revoke your householding election, each primary account holder will be receiving individual copies within 30 days of your revocation.
Whom should I contact with other questions?
If you have questions about how to vote or direct a vote in respect of your shares or about the proposals, or if you need additional copies of the proxy statement or proxy card, you may contact Georgeson, LLC.
Georgeson, LLC
51 West 52nd Street, 6th Floor
New York, New York 10019
Phone: (877) 467-5520
You may also contact the Company at:
Accendra Health, Inc.
4435 Waterfront Drive,
Suite 300,
Glen Allen, Virginia 23060
Attention: Corporate Secretary
These documents are also available free of charge in the Investor Relations section of our website at www.accendrahealth.com and at www.envisionreports.com/ACH.

THE SPECIAL MEETING
Date, Time and Place of the Special Meeting
The Special Meeting will be held in a virtual meeting format only, via the Internet on [       ], 2026 at [     ] Eastern Time at https://meetnow.global/MASMWVG. There will not be a physical location for the Special Meeting. Shareholders will be able to listen, vote and submit questions online. Please retain the control number included on your proxy card or in the voting instructions that accompanied your proxy materials as you will need this number to attend the meeting virtually.
If you are a registered shareholder, you do not need to register to attend the Special Meeting virtually on the Internet. Registered shareholders may vote via the Internet, by telephone or by mail, as described below under “Voting.”
If you hold your shares through an intermediary, such as a bank or broker, you will receive instructions on how to vote from the bank or broker, and you must follow their instructions in order for your shares to be voted. If you would like to attend the Special Meeting, you must register in advance. To register, you must submit proof of your proxy power (a legal proxy) reflecting your Accendra Health holdings, together with your name and email address, to Computershare. You must contact the bank or broker that holds your shares to obtain your legal proxy. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, three business days prior to the meeting date. You will receive a confirmation of your registration by email after we receive your legal proxy. Requests for registration should be directed to us by emailing an image of your legal proxy to legalproxy@computershare.com or by mail to Computershare, Accendra Health, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.
Record Date and Quorum
Shareholders of record of Common Stock at the close of business on October 27, 2026, the Record Date, are entitled to notice of, and to vote at, the Special Meeting. At the close of business on the Record Date, we had [   ] outstanding shares of Common Stock, the holders of which are entitled to one vote per share on each matter properly brought before the Special Meeting. There was no other class of voting securities outstanding on such date.
In order for business to be conducted, a quorum must be present at the Special Meeting. A majority of the outstanding shares of Common Stock entitled to vote, present or represented by proxy, constitutes a quorum. Abstentions and shares held by brokers or banks in street name that are voted on any matter are included in the quorum. If less than a quorum is present, the Special Meeting may be adjourned by the chair of the meeting or a majority of the shareholders present or represented by proxy, without notice other than announcement at the meeting.
Required Vote
The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting is required to approve the Reverse Split Proposal. The Adjournment Proposal will be approved if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. An abstention will have the effect of a vote “AGAINST” the Reverse Split Proposal and will have no effect on the Adjournment Proposal. Banks, brokers and other nominees are expected generally to have discretionary authority to vote on both proposals. As such, we do not expect any broker non-votes.
Voting
You can vote via the Internet, by telephone or by mail.
By Internet.   You may vote via the Internet at https://meetnow.global/MASMWVG. We encourage you to vote via the Internet. If your shares are held by your bank or broker in street name, please refer to the instruction form that you receive from your bank or broker or contact your bank or broker to determine whether you will be able to vote via the Internet.

By Telephone.   You may vote by telephone by calling the toll-free number on the proxy card and following the instructions. Shareholders will need to have the control number that appears on their proxy card or notice available when voting. If your shares are held by your bank or broker in street name, please refer to the instruction form that you receive from your bank or broker or contact your bank or broker to determine whether you will be able to vote by telephone.
By Mail.   Shareholders may submit proxies by completing, signing, and dating the enclosed proxy card and returning it in the postage-paid envelope provided.
The shares of Common Stock represented by all valid proxies in the enclosed form will be voted if received in time for the Special Meeting in accordance with the specifications, if any, made on the proxy card. Every proxy must be in writing, dated and signed by the shareholder entitled to vote or the shareholder’s duly authorized attorney-in-fact, in accordance with the Bylaws. Votes may be cast “FOR,” “AGAINST” or “ABSTAIN” on each proposal. If no specific selection is made or instructions given, it is intended that all proxies that are signed and returned or submitted via telephone or the Internet will be voted (i) “FOR” the Reverse Split Proposal and (ii) “FOR” the Adjournment Proposal.
Each share of Common Stock represented is entitled to one vote on all matters properly brought before the Special Meeting.
Revocability of Proxies
If you are the shareholder of record, you may revoke your proxy before it is exercised by (1) submitting a subsequently dated proxy by any of the methods described above, (2) giving notice in writing to the Corporate Secretary of the Company, or (3) voting at the virtual meeting; attendance at the meeting will not itself revoke a proxy.
Beneficial owners should contact their broker or nominee for instructions on changing their vote.
Broker Non-Votes
A bank, broker or other nominee holding shares of Common Stock in “street name” for a beneficial owner has discretion, but is not required, to vote the client’s shares with respect to “routine” matters if the client does not provide voting instructions. The broker or other nominee is not permitted to vote the client’s shares with respect to “non-routine” matters without voting instructions. A “broker non-vote” occurs when the broker or other nominee does not vote on a particular proposal because it does not have discretionary voting power for that item and has not received instructions from the beneficial owner.
The Company expects that the Reverse Split Proposal and the Adjournment Proposal will each be treated as a routine matter, which means that your broker or other nominee will have discretionary authority to vote your shares held in street name on these matters. Accordingly, in the absence of your voting instructions, your broker or nominee may vote your shares on the proposals. As such, we do not expect any broker non-votes.
Important Notice Regarding the Availability of this Proxy Statement
We have opted to provide our materials pursuant to the “full set delivery option” in connection with the Special Meeting. Under the full set delivery option, a company delivers paper copies of all proxy materials to each shareholder. The approximate date on which the proxy materials will first be mailed to our shareholders is on or about [       ], 2026. In addition to delivering proxy materials to shareholders, we must also post all proxy materials on a publicly accessible website and provide information to shareholders about how to access that website. Accordingly, the proxy materials will be available free of charge at www.envisionreports.com/ACH and you should have received our proxy materials by mail.
Solicitation of Proxies
Accendra Health will pay all costs of this proxy solicitation. In addition to the use of the mail, proxies may be solicited by personal interviews or by telephone, telecommunications or other electronic means by our directors, officers and employees at no additional compensation.

The Company has retained Georgeson, LLC to aid in the distribution and solicitation of proxies for approximately $20,000 plus expenses. The Company will reimburse brokers and other custodians, nominees, and fiduciaries for their expenses in forwarding proxy and solicitation materials.
No Right of Appraisal
Shareholders will not have appraisal or dissenter’s rights with respect to the Reverse Split Proposal.

PROPOSAL 1
THE REVERSE SPLIT PROPOSAL
The Board has unanimously adopted and is submitting for shareholder approval an amendment to the Company’s Articles of Incorporation to effect, at the discretion of the Board, (a) the Reverse Stock Split of the Common Stock at a ratio in the range of 1-for-20 to 1-for-30, with the Final Ratio to be determined at the discretion of the Board; and (b) a reduction in the number of authorized shares of our Common Stock by a corresponding ratio. Depending on the Final Ratio determined by the Board, shares of Common Stock will be combined into one share of Common Stock when the Reverse Stock Split becomes effective (the “Effective Date”), subject to the treatment of fractional shares described below. Virginia law requires shareholder approval for the Reverse Stock Split, and the Reverse Stock Split will become effective upon the issuance of a certificate of amendment by the Virginia State Corporation Commission (or at such later time as specified in the certificate of amendment). The Board may determine whether and when to implement the Reverse Stock Split after shareholder approval. The proposed amendments to the Articles of Incorporation are attached to this proxy statement as Annex A. The Board reserves the right to abandon the Reverse Split Proposal without further action by our shareholders at any time before the Effective Date, even if shareholders approve the amendment at the Special Meeting.
On October 6, 2026, we received notice (the “Notice”) from the NYSE that we were not in compliance with the continued listing standard set forth in Section 802.01C of the NYSE’s Listed Company Manual (“Section 802.01C”) because the average closing price of the Company’s Common Stock was less than $1.00 per share over a consecutive 30 trading-day period. Pursuant to Section 802.01C, the Company has a period of six months following the receipt of the Notice to regain compliance with the minimum share price listing requirement. The Company may regain compliance at any time during the six-month cure period if, on the last trading day of any calendar month during the six-month cure period or on the last day of the cure period, the Common Stock has a closing price of at least $1.00 per share and an average closing price of at least $1.00 per share over the 30 trading-day period ending on the last trading day of that month.
On October 14, 2026, we notified the NYSE that we intend to regain compliance with Section 802.01C through, among other options, a reverse stock split, for which we would seek shareholder approval at the Special Meeting.
Because we intend to cure the NYSE minimum stock price listing requirement by a reverse stock split requiring shareholder approval, we have until our next annual meeting to obtain such shareholder approval and implement the action. If we do not regain compliance accordingly, the NYSE will commence delisting proceedings. At that time, we may appeal the NYSE’s determination to a Committee of the Board of Directors of the NYSE. If we appeal, the Company must state with specificity the grounds on which we intend to challenge the determination of the NYSE staff. There can be no assurance that such an appeal would be successful.
If our Common Stock is delisted from the NYSE, the trading market for our Common Stock could become significantly less liquid, which could further reduce the trading price of our Common Stock and increase the transaction costs of trading in shares of our Common Stock. Such delisting from the NYSE and continued or further decline in our stock price could also impair our ability to raise additional necessary capital through equity or debt financing.
If the Reverse Stock Split is effected, it would cause a decrease in the total number of shares of our Common Stock outstanding and increase the market price of our Common Stock immediately following the Reverse Stock Split.
IF THIS PROPOSAL IS NOT APPROVED, WE MAY BE UNABLE TO MAINTAIN THE LISTING OF OUR COMMON STOCK ON THE NYSE, WHICH COULD ADVERSELY AFFECT THE LIQUIDITY AND MARKETABILITY OF OUR COMMON STOCK.
Reasons for the Reverse Split Proposal
The Board recommends that the shareholders approve the Reverse Split Proposal for the following reasons.

The Reverse Split Proposal is Intended to Address NYSE Continued-Listing Compliance.   On October 6, 2026, the Company received the Notice of non-compliance under Section 802.01C. The Company is seeking to cure the non-compliance through a reverse stock split requiring shareholder approval.
Any delisting may cause our Common Stock to be subject to “penny stock” regulations promulgated by the SEC. Under such regulations, broker-dealers are required to, among other things, comply with disclosure and special suitability determinations prior to the sale of shares of Common Stock. If our Common Stock becomes subject to these regulations, the market price of our Common Stock and the liquidity thereof would be materially and adversely affected. Absent other factors, we believe that reducing the number of outstanding shares of our Common Stock is a potentially effective means to increase the per share market price of our Common Stock.
If our shares of Common Stock are delisted from the NYSE, we believe that our shares of Common Stock would likely be eligible to be quoted over-the-counter on an inter-dealer electronic quotation and trading system operated by OTC Markets Group. These markets are generally considered not to be as efficient as, and not as broad as, the NYSE. Selling our shares of Common Stock on these markets could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, in the event our shares of Common Stock are delisted, broker-dealers would have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our Common Stock, further limiting the liquidity of our Common Stock. These factors could result in lower prices and larger spreads in the bid and ask prices for our Common Stock.
A delisting from the NYSE and continued or further declines in our share price could also greatly impair our ability to raise or access additional necessary capital through equity or debt financing, or use our shares for business development or other corporate initiatives, and could significantly increase the ownership dilution to shareholders caused by our issuing equity in financing or other transactions.
Our Board believes that the proposed Reverse Stock Split would be a potentially effective means for us to facilitate compliance with the NYSE’s minimum share price requirement and to avoid the consequences of our Common Stock being delisted from the NYSE by producing the immediate effect of increasing the bid price of our Common Stock.
Appeal to a Broader Range of Investors to Generate Greater Investor Interest in the Company.   The Board believes that the Reverse Stock Split will likely result in a higher per share trading price, which is intended to generate greater investor interest in the Company and improve the marketability of the shares to a broader range of investors. We believe a higher share price could make our Common Stock more attractive to a broader range of investors, as we believe that the current market price of our Common Stock may affect its acceptability to certain professional investors and other members of the investing public. In particular, we believe that an increased share price would enable us to attract additional institutional investors and investment funds who may not consider purchasing our Common Stock due to our low trading price. For example, certain institutional investors and investment funds may be reluctant to invest, and in some cases may be prohibited from investing, in lower-priced stocks, and brokerage firms may be reluctant to recommend lower-priced stocks to their clients. Further, the nature of trading commissions, which are often set at a fixed price, tends to have an adverse impact on holders of lower-priced securities because the brokerage commissions on a sale of lower-priced securities generally represent a higher percentage of the sales prices than the commissions on relatively higher-priced securities, which may discourage trading in such lower-priced stocks. Moreover, a reduction in outstanding shares would reduce the actual transaction costs imposed on those investors who pay commissions on trades of our Common Stock based on the number of shares actually traded. The combination of lower transaction costs and increased interest from institutional investors and investment funds could ultimately improve the trading liquidity of our Common Stock, which we believe would benefit all shareholders.
Decrease Price Volatility.   The Board believes that the intended increase in the stock price as a result of the Reverse Stock Split could decrease price volatility, as currently small changes in the price of Common Stock result in relatively large percentage changes in the stock price.
Certain Risks Associated with the Reverse Stock Split
There can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, including:

The Reverse Stock Split may not increase the price of Common Stock.   Although the Board expects that the Reverse Stock Split will result in an increase in the price of Common Stock, the effect of the Reverse Stock Split cannot be predicted with certainty. Other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the stock price. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefit described above, that the stock price will increase following the Reverse Stock Split or that the stock price will not decrease in the future.
Following the Reverse Stock Split, a “short squeeze” due to a sudden increase in demand for shares of our Common Stock that largely exceeds supply and/or focused investor trading in anticipation of a potential short squeeze may lead to extreme price volatility in the shares of our Common Stock.   As a result of the Reverse Stock Split, the total issued shares of Common Stock will be reduced by the Final Ratio. For example, if the Board adopts a 1-for-25 Final Ratio, the [      ] shares of Common Stock issued as of the Record Date prior to the Reverse Stock Split will be reduced to approximately [      ] issued shares of Common Stock post-Reverse Stock Split. Investors may purchase shares of our Common Stock to hedge existing exposure or to speculate on the price of our Common Stock. Speculation on the price of our Common Stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our Common Stock available for purchase on the open market, investors with short exposure may have to pay a premium to repurchase shares of our Common Stock for delivery to lenders of our Common Stock. Those repurchases may, in turn, dramatically increase the price of shares of our Common Stock until additional shares of our Common Stock are available for trading or borrowing. This is often referred to as a “short squeeze.” A large proportion of our Common Stock has been in the past and may be traded in the future by short sellers, which may increase the likelihood that our Common Stock will be the target of a short squeeze. A short squeeze and/or focused investor trading in anticipation of a short squeeze have led to, may be currently leading to, and could again, following the Reverse Stock Split, lead to volatile price movements in shares of our Common Stock that may be unrelated or disproportionate to our operating performance or prospects and, once investors purchase the shares of our Common Stock necessary to cover their short positions, or if investors no longer believe a short squeeze is viable, the price of our Common Stock may rapidly decline.
In addition, we do not record or have access to information regarding any share lending or short selling transactions other than what is publicly available from third-party providers. We do not have reliable information about synthetic shares and fake shares and only maintain records regarding shares that we have legally issued and are outstanding. We also understand that there has been considerable trading in derivatives on the Company’s shares including both put and call options. These derivative securities can have the effect of increasing the volatility of our share price. Investors that purchase shares of our Common Stock during a short squeeze may lose a significant portion of their investment. Under the circumstances, investors in our Common Stock may incur the risk of losing all or a substantial portion of the investment.
NYSE rules restrict our ability to utilize another reverse stock split within a one-year period to regain compliance.   Under Section 802.01C, if we complete the Reverse Stock Split and subsequently fall out of compliance with the minimum price listing requirement within the next twelve months, we will be unable to complete another reverse stock split to regain compliance.
The Reverse Stock Split may decrease the trading market for Common Stock.   Because the Reverse Stock Split will reduce the number of shares of Common Stock available in the public market, the trading market for Common Stock may be harmed, particularly if the stock price does not increase as a result of the Reverse Stock Split.
The Reverse Stock Split may decrease our market capitalization.   If the Reverse Stock Split is implemented and the market price of shares of our Common Stock then declines, the percentage decline may be greater than would occur in the absence of the Reverse Stock Split due to decreased liquidity in the market for our Common Stock. If the market price of shares of our Common Stock declines after the Reverse Stock Split, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock following the Reverse Stock Split could be lower than the total market capitalization before the Reverse Stock Split.

The Reverse Stock Split may leave certain shareholders with “odd lots.”   The Reverse Stock Split may result in some shareholders owning “odd lots” of fewer than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.
You should also keep in mind that the implementation of the Reverse Stock Split does not have an effect on the actual or intrinsic value of our business or a shareholder’s proportional ownership in the Company (subject to the treatment of fractional shares). However, should the overall value of Common Stock decline after the proposed Reverse Stock Split, then the actual or intrinsic value of the shares of Common Stock held by you will also proportionately decrease as a result of the overall decline in value.
The Board considered all of the foregoing factors and determined that seeking shareholder approval for the Reverse Split Proposal is in the best interests of the Company and the shareholders.
If the Reverse Split Proposal is Not Approved
If the Reverse Split Proposal is not approved, the Company may put the Adjournment Proposal to a vote in order to seek time to obtain sufficient votes in support of the Reverse Split Proposal. If we continue to be unable to receive approval for the Reverse Split Proposal, we may be unable to cure the NYSE non-compliance described above and our Common Stock may be delisted.
If the Reverse Split Proposal is Approved
General.   If the Reverse Split Proposal is approved and implemented, the principal effects would be that (i) the shares of Common Stock owned by a shareholder would be combined into one share of Common Stock based on the Final Ratio, with any fractional shares being treated as addressed below, (ii) the total number of issued shares of Common Stock would decrease based on the Final Ratio and (iii) the total number of shares that may be issued in the future would be proportionately reduced.
The following table contains approximate information, based on share information as of the Record Date, relating to our issued shares of Common Stock based on the range of Reverse Stock Split ratios to be authorized by our shareholders, without giving effect to the treatment of fractional shares.
Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued	Number of Shares Reserved for Future Issuance	Number of Shares Authorized but Unissued and Unreserved
Pre-Reverse Stock Split	200,000,000	[ ]	[ ]	[ ]
Post-Reverse Stock Split 1-for-20	10,000,000	[ ]	[ ]	[ ]
Post-Reverse Stock Split 1-for-25	8,000,000	[ ]	[ ]	[ ]
Post-Reverse Stock Split 1-for-30	6,666,667	[ ]	[ ]	[ ]
The Reverse Stock Split would be effected simultaneously for all of our Common Stock, and the exchange ratio would be the same for all shares of Common Stock. The Reverse Stock Split would affect all of the holders of our Common Stock uniformly and would not affect any shareholder’s percentage ownership interests in the Company, except to the extent that it results in a shareholder receiving cash in lieu of fractional shares. Proportionate voting rights and other rights of the holders of Common Stock will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares. Common Stock issued pursuant to the Reverse Stock Split would remain fully paid and non-assessable. We will not issue any fractional shares as a result of the Reverse Stock Split as described below in the paragraph titled “Fractional Shares.”
In addition, the Reverse Stock Split will not itself immediately affect our overall market capitalization, i.e., our market capitalization immediately before the Reverse Stock Split will be the same as immediately after the Reverse Stock Split, except as a result of the treatment of fractional shares as described below. However, if our trading price increases or declines over time following the Reverse Stock Split, we will have a higher or lower market capitalization depending on that trading price.

Exchange Act and Stock Listing.   After the Effective Date, the Company would continue to be subject to periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Common Stock would continue to be listed on the NYSE under the symbol “ACH,” subject to the Company’s continued compliance with applicable NYSE requirements.
New CUSIP Number.   After the Effective Date, the post-Reverse Stock Split shares of Common Stock would have a new CUSIP number, which is a number used to identify our equity securities.
Effectiveness of Reverse Stock Split.   The Reverse Stock Split, if approved by shareholders, would become effective upon the issuance of a certificate of amendment by the Virginia State Corporation Commission (or at such later time as specified in the certificate of amendment). The timing of the filing of the articles of amendment and the Effective Date will be determined by the Board. In addition, the Board reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with the Reverse Split Proposal if, at any time before the Effective Date, the Board, in its sole discretion, determines that it is no longer in our and our shareholders’ best interests to proceed with the Reverse Split Proposal.
Effect on the Company’s Stock Plans.   As of the Record Date, we reserved approximately [      ] shares of Common Stock in connection with the Company’s Amended and Restated 2023 Omnibus Incentive Plan (the “Omnibus Plan”) and 2021 Teammate Stock Purchase Plan (as amended and restated from time to time, the “TSPP”), and equity awards that are subject to the Omnibus Plan. We also maintain the Owens & Minor, Inc. Directors’ Deferred Compensation Plan (the “DDCP” and, together with the Omnibus Plan and the TSPP, the “Plans”) whereby directors may defer the receipt of all or part of their director fees, including stock awards. Under the terms of the Plans, upon implementation of the Reverse Split Proposal, the Our People & Culture Committee of the Board, the Governance & Nominating Committee of the Board (or another committee or committees of the Board appointed for the purposes of administering the respective Plans) (the “Plans Committee”) or the Board, as applicable depending on the circumstances set forth in the respective Plans, will make equitable adjustments to the Plans in order to prevent dilution, diminution or enlargement of the rights available under the Plans by adjusting the respective exercise prices for outstanding awards that provide for a participant-elected exercise and the number of shares covered by outstanding awards (in each case, with respect to the Omnibus Plan), the number and kind of shares (or other securities or property) with respect to which a share purchase right may be granted, including with respect to the maximum number and kind of shares that may be issued under the TSPP (with respect to the TSPP), and the records of the Common Stock accounts under the DDCP (with respect to the DDCP). In addition, the Plans Committee or the Board, as applicable, may authorize the Company to effect any other changes necessary, desirable or appropriate to give effect to the Reverse Split Proposal, including adjustments to any performance goals applicable to outstanding awards and any applicable technical, conforming changes to our Plans. The Plans Committee or the Board will also determine the treatment of fractional shares subject to outstanding awards under the Plans.
Effect on Authorized but Unissued Shares of Common Stock.   Currently, we are authorized in our Articles of Incorporation to issue up to a total of 200,000,000 shares of Common Stock. The total number of authorized shares of Common Stock will be reduced by a corresponding ratio to the Final Ratio used in the Reverse Stock Split. As of the Record Date, we had [     ] shares of Common Stock outstanding. As described above, the Reverse Stock Split would have the effect of reducing the number of outstanding shares of Common Stock and the number of shares of Common Stock reserved for issuance pursuant to the Plans. Accordingly, as part of the Reverse Split Proposal, the total number of authorized shares of Common Stock will be reduced correspondingly to the Final Ratio used in the Reverse Stock Split.
Effect on Preferred Share Purchase Rights.   Each share of Common Stock will continue to have an attached preferred share purchase right (a “Right”) and the total number of outstanding rights will be reduced by a corresponding ratio to the Final Ratio used in the Reverse Stock Split. The number of one one-thousandths of a share of Series C Cumulative Preferred Stock purchasable upon exercise of each Right will be proportionately increased by the Final Ratio, such that the aggregate number of shares of Series C Cumulative Preferred Stock purchasable upon exercise of all outstanding Rights will remain unchanged. The purchase price of $15.00 per one one-thousandth of a share of Series C Cumulative Preferred Stock will not change as a result of the Reverse Stock Split.

Effect on Cumulative Preferred Stock.   Our Articles of Incorporation authorize 10,000,000 shares of Cumulative Preferred Stock, par value $100.00 per share, issuable in series. The Reverse Stock Split will not affect the authorized number or par value of the shares of Cumulative Preferred Stock, which will remain at 10,000,000 and $100.00, respectively, or the authorized number of shares of any series thereof, including the 70,000 shares designated as Series A Participating Cumulative Preferred Stock (the “Series A Preferred Stock”) and the 100,000 shares designated as Series C Cumulative Preferred Stock (the “Series C Preferred Stock”). If the Reverse Stock Split is effected, (i) the “Formula Number” under the Articles of Incorporation, which determines the dividend, voting, liquidation and merger consideration rights of the Series A Preferred Stock relative to the Common Stock, will be adjusted by multiplying the Formula Number in effect immediately prior to the Reverse Stock Split by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after the Reverse Stock Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to the Reverse Stock Split, and (ii) the dividend amounts, number of votes per share, liquidation preference and merger consideration to which holders of the Series C Preferred Stock are entitled (each currently based on 1,000 times the corresponding amount per share of Common Stock) will be proportionately adjusted by the same fraction, in each case as provided in the Articles of Incorporation.
Fractional Shares.   No fractional shares of Common Stock (i.e., less than one full share of Common Stock) will be issued in connection with the Reverse Stock Split. A holder of Common Stock who would otherwise be entitled to receive a fractional interest in a share of Common Stock as a result of the Reverse Stock Split will, with respect to such fractional interest, be entitled to receive cash (without interest) from us in lieu of such fractional interest in an amount equal to the product of (i) the closing price per share of the Common Stock as reported on the NYSE (or any other exchange or system on which the Common Stock is then listed, traded or quoted) on the Effective Date and (ii) the fraction of one share owned by such holder; provided that Plans Committee or the Board will determine the treatment of fractional shares subject to outstanding awards under the Plans consistent with the terms of the Plans. Except for the right to receive the cash payment in lieu of fractional shares, shareholders will not have any voting, dividend or other rights with respect to the fractional shares they would otherwise be entitled to receive. Shareholders should be aware that, under the escheat laws of the various jurisdictions where shareholders may reside, where we are domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the Effective Date may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or our transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, shareholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.
Effect on Par Value; Reduction in Stated Capital.   The Reverse Stock Split will not affect the par value of our Common Stock, which will remain at $2.00 per share of Common Stock. As a result, the stated capital on our balance sheet attributable to our Common Stock, which consists of the par value per share of Common Stock multiplied by the aggregate number of shares of Common Stock issued, will be reduced in proportion to the Final Ratio selected by the Board. Correspondingly, our additional paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to the Company upon issuance of all currently outstanding shares of the Common Stock, will be increased by the amount by which the stated capital is reduced. Our shareholders’ equity, in the aggregate, will remain unchanged.
No Appraisal or Dissenter’s Rights.   Shareholders will not have appraisal or dissenter’s rights with respect to the Reverse Split Proposal.
Effect on Registered and Beneficial Holders.   If the Reverse Stock Split is effected, we intend to treat beneficial holders (i.e., shareholders who hold their shares in “street name” through a bank, broker or other nominee) in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares in “street name.” However, these banks, brokers or other nominees may have different procedures than registered shareholders for processing the Reverse Stock Split. Shareholders who hold shares of our Common Stock with a bank, broker or other nominee and who have questions in this regard are encouraged to contact their banks, brokers or other nominees.
Effect on Registered Book-Entry Holders.   Some of our registered shareholders may hold some or all of their shares electronically in book-entry form under the direct registration system for securities. These shareholders do not have stock certificates evidencing their ownership of Common Stock. Instead, they are provided with a statement reflecting the number of shares registered in their accounts. If you hold shares in book-entry form, you do not need to take any action following the Effective Date in order for your shares to be adjusted to reflect the Reverse Stock Split, subject to the treatment of fractional shares, if applicable. If you are entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to your address of record indicating the number of shares you hold following the Effective Date.
Effect on Holders of Certificated Shares of Common Stock.   If the Reverse Stock Split is effected, shareholders holding certificated shares (i.e., shares represented by one or more physical stock certificates) will be requested to exchange their old stock certificates (“Old Certificates”) for shares held in book-entry form through the direct registration system representing the appropriate number of whole shares of our Common Stock resulting from the Reverse Stock Split, subject to the treatment of fractional shares. Shareholders of record upon the Effective Date of the Reverse Stock Split will be furnished the necessary materials and instructions for the surrender and exchange of their Old Certificates at the appropriate time by our transfer agent, Computershare. Shareholders will not have to pay any transfer fee or other fee in connection with such exchange. As soon as practicable after the Effective Date of the Reverse Stock Split, our transfer agent will send a transmittal letter to each shareholder advising such holder of the procedure for surrendering Old Certificates in exchange for new shares held in book-entry form. Your Old Certificates representing pre-Reverse Stock Split shares cannot be used for either transfers or deliveries. Accordingly, you must exchange any Old Certificates in order to effect transfers or deliveries of your shares.
YOU SHOULD NOT SEND YOUR OLD CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE A LETTER OF TRANSMITTAL FROM OUR TRANSFER AGENT.
As soon as practicable after the surrender to our transfer agent of any Old Certificates, together with a properly completed and duly executed transmittal letter and any other documents our transfer agent may specify, our transfer agent will have its records adjusted to reflect that the shares represented by such Old Certificates are held in book-entry form in the name of such person.
Reservation of Right to Abandon the Reverse Split Proposal
The Board reserves the right to abandon the Reverse Split Proposal without further action by our shareholders at any time before the Effective Date, even if shareholders approve such amendment at the Special Meeting. By voting in favor of the Reverse Split Proposal, shareholders are also expressly authorizing the Board to determine not to proceed with, and abandon, the Reverse Split Proposal if it should so decide.
Interests of Directors and Executive Officers
Certain of our officers and directors have an interest in the Reverse Split Proposal as a result of their ownership of shares of Common Stock. Outstanding equity awards held by our officers and directors will be adjusted on the same basis as the awards held by all other participants in the Plans. However, we do not believe that our officers or directors have interests in the Reverse Split Proposal that are different than or greater than those of any of our other shareholders.
Material U.S. Federal Income Tax Consequences of the Proposed Reverse Stock Split
The following general discussion is a summary of the material U.S. federal income tax consequences of the proposed Reverse Stock Split to us and to U.S. Holders (as defined below) of Common Stock. This discussion is based on the Internal Revenue Code of 1986, as amended, which we refer to as the Code, U.S. Treasury Regulations promulgated thereunder, which we refer to as the Treasury Regulations, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, which we refer to as the IRS, in each case in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively and could affect the accuracy of the statements and conclusions set forth herein. We have not sought and will not seek any ruling from the IRS regarding the matters discussed below and there can be no assurance that the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Common Stock that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) it has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.
This discussion is limited to U.S. Holders who hold Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences that may apply to a U.S. Holder as a result of the proposed Reverse Stock Split. This discussion does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to a U.S. Holder and is not intended to be, and should not be construed as, legal or tax advice with respect to any U.S. Holder.
In addition, this discussion does not address any U.S. state or local or any non-U.S. tax consequences, any U.S. federal tax consequences other than the income tax (such as estate or gift taxes), the Medicare contribution tax on net investment income, any consequences with respect to any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations promulgated thereunder and any intergovernmental agreements entered in connection therewith and any laws, regulations or practices adopted in connection with any such agreement), or any reporting requirements, except as expressly set forth below. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed Reverse Stock Split, whether or not they are in connection with the proposed Reverse Stock Split. In addition, this discussion does not address consequences relevant to U.S. Holders that are subject to special rules, including, without limitation, banks, thrifts, mutual funds, financial institutions, underwriters, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations, pension funds, qualified retirement plans, individual retirement accounts or other tax-deferred accounts, U.S. expatriates and former citizens or residents of the United States, brokers or dealers in securities, commodities or currencies, traders in securities that elect a mark-to-market method of accounting, governmental organizations, entities or arrangements that are treated as partnerships or other pass-through entities for U.S. federal income tax purposes and investors in such entities, U.S. Holders liable for any alternative minimum tax, U.S. Holders who acquire Common Stock through the exercise of employee stock options, pursuant to restricted stock awards or otherwise as compensation for services, U.S. Holders who hold Common Stock as part of a straddle, synthetic security, wash sale, hedge, conversion transaction or other integrated or risk reduction financial transaction, U.S. Holders whose functional currency is not the U.S. dollar, U.S. Holders required to accelerate the recognition of any item of gross income as a result of such income being recognized on an “applicable financial statement,” or U.S. Holders who actually or constructively own 5% or more of our outstanding stock (by vote or value).
If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of Common Stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partner and the partnership. Accordingly, partnerships (and other entities or arrangements treated as partnerships for U.S. federal income tax purposes) holding Common Stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to them.
Each shareholder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of the proposed Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local or non-U.S. tax consequences.
Tax Consequences to the Company.   The proposed Reverse Stock Split is intended to be treated as a “recapitalization” pursuant to Section 368(a)(1)(E) of the Code. Assuming the proposed Reverse Stock Split so qualifies, we would not recognize taxable income, gain or loss in connection with the proposed Reverse Stock Split.

Tax Consequences to U.S. Holders.   Assuming the proposed Reverse Stock Split qualifies as a “recapitalization” pursuant to Section 368(a)(1)(E) of the Code, a U.S. Holder generally would not recognize gain or loss upon the proposed Reverse Stock Split for U.S. federal income tax purposes, except with respect to cash received in lieu of any fractional share of Common Stock, as discussed below. A U.S. Holder’s aggregate adjusted tax basis in the shares of Common Stock received pursuant to the proposed Reverse Stock Split would equal the aggregate adjusted tax basis of the shares of Common Stock exchanged therefor (excluding any portion of such basis that is allocated to any fractional share of Common Stock) and a U.S. Holder’s holding period in the shares of Common Stock received pursuant to the proposed Reverse Stock Split would include the holding period in the shares of Common Stock exchanged therefor. U.S. Holders of shares of Common Stock acquired on different dates or at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
A U.S. Holder that receives cash in lieu of a fractional share pursuant to the proposed Reverse Stock Split should be treated for U.S. federal income tax purposes as having received a fractional share pursuant to the Reverse Stock Split and then as having received cash in exchange for the fractional share and generally should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of a U.S. Holder’s aggregate adjusted tax basis in the shares of Common Stock surrendered pursuant to the proposed Reverse Stock Split that is allocated to such fractional share. Such capital gain or loss generally should be long-term if such pre-Reverse Stock Split shares of Common Stock were held for more than one year. Long-term capital gains recognized by non-corporate U.S. Holders may be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.
Payments of cash made in lieu of a fractional share of the Common Stock may, under certain circumstances, be subject to information reporting and U.S. “backup withholding”. To avoid backup withholding, each Holder of our shares of the Common Stock that does not otherwise establish an exemption should furnish its taxpayer identification number and comply with the applicable certification procedures. Backup withholding is not an additional tax and any amounts withheld will be allowed as a credit against such Holder’s U.S. federal income tax liability and may entitle such Holder to a refund, provided the required information is timely furnished to the IRS.
The U.S. federal income tax discussion set forth above does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular shareholder in light of such shareholder’s circumstances and income tax situation. Accordingly, we urge you to consult with your own tax advisor with respect to all of the potential U.S. federal, state, local and non-U.S. tax consequences to you of the proposed Reverse Stock Split.
Required Vote
The Reverse Split Proposal requires the affirmative vote of a majority of the outstanding shares of Common Stock.
Recommendation
THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE REVERSE SPLIT PROPOSAL.

PROPOSAL 2
THE ADJOURNMENT PROPOSAL
If at the Special Meeting the number of shares of Common Stock present or represented and voting in favor of the Reverse Split Proposal is insufficient to approve the proposal, our management may move to adjourn the Special Meeting in order to enable the Board to continue to solicit additional proxies in favor of the Reverse Split Proposal. In that event, you will be asked to vote only upon the Adjournment Proposal and not on the Reverse Split Proposal.
In this proposal, we are asking you to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Special Meeting. If our shareholders approve the Adjournment Proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Reverse Split Proposal, including the solicitation of proxies from shareholders that have previously voted against the proposal. Among other things, approval of the Adjournment Proposal could mean that, even if proxies representing a sufficient number of votes against the Reverse Split Proposal have been received, we could adjourn the Special Meeting without a vote on the Reverse Split Proposal and seek to convince the holders of those shares to change their votes to votes in favor of the approval of the Reverse Split Proposal.
Required Vote
Approval of the Adjournment Proposal requires that the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. Abstentions and broker non-votes will have no effect on the Adjournment Proposal.
Recommendation
THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

VOTING SECURITIES AND PRINCIPAL HOLDERS
Directors and Executive Officers
The following table shows, as of the Record Date, the number of shares of Common Stock beneficially owned by each director, each executive officer, and all current directors and executive officers of the Company as a group. The following table gives effect to the shares of Common Stock issuable within 60 days of the Record Date upon the exercise of all awards and other rights beneficially owned by the indicated shareholders on that date.
Name of Beneficial Owner	Sole Voting and Investment Power(1)	Other(2)	Aggregate Percentage Owned
Mark A. Beck(3)	[ ]	[ ]	[ ]
Gwendolyn M. Bingham(3)	[ ]	[ ]	[ ]
Kenneth Gardner-Smith	[ ]	[ ]	[ ]
Stephen W. Klemash	[ ]	[ ]	[ ]
Teresa L. Kline	[ ]	[ ]	[ ]
Perry A. Bernocchi	[ ]	[ ]	[ ]
Jonathan A. Leon	[ ]	[ ]	[ ]
Heath H. Galloway	[ ]	[ ]	[ ]
All Directors and Executive Officers as a Group (12 persons)	[ ]	[ ]	[ ]

*
Represents less than 1% of the total number of shares outstanding.

(1)
No officer or director of the Company has the right to acquire any shares through the exercise of stock options within 60 days following the Record Date. There are [       ] outstanding options, warrants or rights as of the Record Date.

(2)
Includes: (a) shares held by certain relatives or in estates; (b) shares held in various fiduciary capacities; and (c) shares for which the shareholder has shared power to dispose or to direct disposition. These shares may be deemed to be beneficially owned under the rules and regulations of the SEC, but the inclusion of such shares in the table does not constitute an admission of beneficial ownership.

(3)
The following directors hold shares in the Common Stock account of the DDCP: Mr. Beck [      ] shares; and Ms. Bingham [       ] shares.

Stock Ownership by Certain Shareholders
The following table shows, as of the Record Date, any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) who, to our knowledge, was the beneficial owner of more than 5% of our Common Stock.
Name of Beneficial Owner	Shares Beneficially Owned	Aggregate Percentage Owned
Coliseum Capital Management, LLC 105 Rowayton Avenue, Rowayton, CT 06853	[ ](1)	[ ]%
The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	[ ](2)	[ ]%
BlackRock, Inc. 50 Hudson Yards, New York, NY 10001	[ ](3)	[ ]%
Charles Schwab Investment Management, Inc. 9800 Schwab Way, Lone Tree, CO 80124	[ ](4)	[ ]%
Bank of America Corporation 100 N Tryon St. Charlotte, NC 28255	[ ](5)	[ ]%

(1)
Based upon a Schedule 13D report or amendment jointly filed with the SEC on November 14, 2025, by Coliseum Capital Management, LLC, Coliseum Capital, LLC, Coliseum Capital Partners, L.P., Adam Gray, and Christopher Shackelton.

(2)
Based upon a Schedule 13G report or amendment filed by Vanguard Group, Inc. with the SEC on October 30, 2025.

(3)
Based upon a Schedule 13G report or amendment filed by BlackRock, Inc. with the SEC on October 2, 2025.

(4)
Based upon a Schedule 13G report or amendment filed by Charles Schwab Investment Management, Inc. with the SEC on February 12, 2026.

(5)
Based upon a Schedule 13G report or amendment filed by Bank of America Corporation with the SEC on September 30, 2025.

HOUSEHOLDING OF PROXY MATERIALS
We have adopted a procedure approved by the SEC called “householding.” Under the householding procedure, certain shareholders, whether they own registered shares or shares in street name, who have the same address and who receive either notices or paper copies of the proxy materials in the mail will receive only one copy of our proxy materials, or a single notice, for all shareholders at that address, unless one or more of the shareholders at that address has previously notified us that they want to receive separate copies.
Regardless of how you own your shares, if you received a single set of proxy materials as a result of householding, and one or more shareholders at your address would like to have separate copies of these materials with respect to the Special Meeting or in the future, or if you would like to request that only a single set of proxy materials be sent to the household, please contact Computershare at 1-866-252-0358 and follow the instructions.
If you revoke your householding election, each primary account holder will be receiving individual copies within 30 days of your revocation.
If you are a beneficial owner, then please contact your stockbroker, bank or other holder of record to receive one or more separate copies of the proxy materials.
SHAREHOLDER PROPOSALS AND OTHER MATTERS
No business may be transacted and no corporate action may be taken at the Special Meeting other than that stated in the Notice of Special Meeting of Shareholders.
If you have questions about how to vote or direct a vote in respect of your shares or about the proposals, or if you need additional copies of the proxy statement or proxy card, you may contact Georgeson, LLC.
Georgeson, LLC
51 West 52nd Street, 6th Floor
New York, New York 10019
Phone: (877) 467-5520
You may also contact us at:
Accendra Health, Inc.
4435 Waterfront Drive,
Suite 300, Glen Allen, Virginia 23060
Attention: Corporate Secretary
These documents are also available free of charge in the Investor Relations section of our website at www.accendrahealth.com and at www.envisionreports.com/ACH.

ANNEX A
AMENDMENTS
TO THE
ARTICLES OF INCORPORATION
OF
ACCENDRA HEALTH, INC.
Article III of the Company’s Amended and Restated Articles of Incorporation is amended by replacing the first paragraph under the caption “Capital Stock” in such Article with the following:
The maximum number of authorized shares of the capital stock of the Corporation shall be [   ] ([   ])1 shares of Common Stock of the par value of Two Dollars ($2.00) per share, and Ten Million (10,000,000) shares of Cumulative Preferred Stock of the par value of One Hundred Dollars ($100.00) per share, issuable in series as is hereinafter provided.
Article III of the Company’s Amended and Restated Articles of Incorporation is further amended by inserting the following as new second, third and fourth paragraphs under the caption “Capital Stock” in such Article:
As of [   :   ] [a][p].m., Eastern Time, on [      ], 20[  ] (the “Effective Time”), every [   ]2 shares of the Corporation’s Common Stock issued and outstanding immediately prior to the Effective Time and held by each holder, shall automatically be combined into one validly issued, fully paid and non-assessable share of Common Stock of the par value of Two Dollars ($2.00) per share, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described in the next paragraph (the “Reverse Stock Split”).
No fractional shares shall be issued in connection with the Reverse Stock Split. A holder of Common Stock who would otherwise be entitled to receive a fractional interest in a share of Common Stock as a result of the Reverse Stock Split shall, with respect to such fractional interest, be entitled to receive cash (without interest) from the Corporation in lieu of such fractional interest an amount equal to the product of (i) the closing price per share of the Common Stock as reported on the New York Stock Exchange (or any other exchange or system on which the Common Stock is then listed, traded or quoted) on the day of the Effective Time and (ii) the fraction of one share owned by such holder.
Each certificate that, immediately prior to the Effective Time, represented shares of the Common Stock (the “Old Certificates”) shall thereafter represent the number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificates shall have been combined, subject to the elimination of fractional share interests as provided above.

1
To be based on a ratio in the range of 1-for-20 to 1-for-30, with such ratio to be determined at the discretion of the Board of Directors.

2
To be based on a ratio in the range of 1-for-20 to 1-for-30, with such ratio to be determined at the discretion of the Board of Directors.

A-1

PRELIMINARY — SUBJECT TO COMPLETIONYour vote matters – here’s how to vote!You may vote online or by phone instead of mailing this card. OnlineGo to www.envisionreports.com/ACHor scan the QR code — login detailsare located in the shaded bar below.Save paper, time and money!Sign up for electronic delivery atwww.envisionreports.com/ACHPhoneCall toll free 1-800-652-VOTE (8683) withinthe USA, US territories and CanadaUsing a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas.Special Meeting Proxy CardIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPEProposals — The Board of Directors A recommends a vote FOR Proposals 1 and 2. 1. To approve an amendment to the Company’s Amended andRestated Articles of Incorporation to effect, at the discretion ofthe Board, (a) the Reverse Stock Split of the Common Stock ata ratio in the range of 1-for-20 to 1-for-30, with the final ratioto be determined at the discretion of the Board of Directors;and (b) a reduction in the number of authorized shares of ourCommon Stock by a corresponding ratio (the “Reverse SplitProposal”).For Against Abstain2. To approve the adjournment of the Special Meeting ofShareholders, if necessary or appropriate, to permit furthersolicitation of additional proxies if there are insufficient votesto approve the Reverse Split Proposal (the “AdjournmentProposal”).For Against Abstain B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please givefull title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

Special Meeting of Accendra Health, Inc. ShareholdersThe Board of Directors of Accendra Health, Inc. (the “Company”) cordially invites you toattend the Company’s Special Meeting of Shareholders on [ ], 2026 at [ ] ET. TheSpecial Meeting will be held virtually via the Internet at https://meetnow.global/MASMWVG.To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice of Special Meeting of Shareholders and Proxy Statement are available at www.envisionreports.com/ACH. Small steps make an impact.Help the environment by consenting to receive electronicdelivery, sign up at www.envisionreports.com/ACHq IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPEProxy — Accendra Health, Inc.Special Meeting of Shareholders to be held [ ], 2026This Proxy is solicited by the Board of Directors of Accendra Health, Inc.Mark A. Beck and Stephen W. Klemash, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of theundersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of Accendra Health, Inc.to be held on [ ], 2026 or at any postponement or adjournment thereof.Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority tovote “FOR” Proposals 1 and 2. The Proxies, in their discretion, are further authorized to vote upon such other business as may properly come beforethe Special Meeting of Shareholders and any postponements or adjournments thereof.(Items to be voted appear on reverse side)C Non-Voting ItemsChange of Address — Please print new address below.Comments — Please print your comments below.